Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-234253 on Form S-3 and Registration Statement Nos. 333-111899, 333-111900, 333-180017, 333-217492 and 333-278236 on Form S-8 of our reports dated November 26, 2025, relating to the financial statements of Universal Technical Institute, Inc. and the effectiveness of Universal Technical Institute, Inc.'s internal control over financial reporting appearing in this Annual Report on Form 10-K for the year ended September 30, 2025.

/s/ DELOITTE & TOUCHE LLP
Tempe, Arizona
November 26, 2025